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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 4 of Randall's Food Markets, Inc. Registration Statement on Form S-4 (File No. 333-35457) of our report dated August 15, 1997, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/__DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Houston, Texas


December 19, 1997